UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMERICREDIT CORP.

(Exact name of registrant as specified in its charter)

Texas	75-229 1093
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

801 Cherry Street, Suite 3900

Fort Worth, TX 76102

(817) 302-7000

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

J. Michael May, Esq.

Executive Vice President and

Chief Legal Officer

AmeriCredit Corp.

801 Cherry Street, Suite 3900

Fort Worth, TX 76102

(817) 302-7000

(Address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

L. Steven Leshin, Esq.

Gregory J. Schmitt, Esq.

Hunton & Williams LLP

1445 Ross Avenue, Suite 3700

Dallas, TX 75202

(214) 979-3000

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Common Stock, par value $0.01 per share	7,500,000 shares	$13.70	$102,750,000.00	$4,038.10

(1)	Represents shares of the registrant’s common stock underlying the warrant issued on April 15, 2008 to the selling stockholders. The warrant is exercisable for an aggregate amount of 7,500,000 shares of common stock of the Company at an exercise price of $12.01 per share. The warrant will expire on April 15, 2015. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this registration statement also registers such additional shares of the registrant’s common stock as may become issuable to prevent dilution as a result of stock splits, stock dividends or similar transactions.

(2)	Estimated in accordance with Rule 457(c) of the Securities Act of 1933, as amended, solely for the purpose of computing the amount of the registration fee, based on $13.70, the average of the high and low prices of the registrant’s common stock on the New York Stock Exchange on May 20, 2008.

PROSPECTUS

AMERICREDIT CORP.

7,500,000 Shares

Common Stock

This prospectus relates to the resale of up to 7,500,000 shares (the “Shares”) of our common stock, $0.01 par value per share (the “Common Stock”), by the selling stockholders identified in this prospectus and any accompanying prospectus supplement (the “Selling Stockholders”) and their transferees. The Shares that may be resold by the Selling Stockholders are issuable upon the exercise of a warrant issued to Deutsche Bank Securities Inc. (the “Warrant”) on April 15, 2008. Although we will receive the exercise price of the Warrant that is exercised by the Selling Stockholders, if the Warrant is exercised for cash, we will not receive any of the proceeds from the disposition of the Shares by the Selling Stockholders, but we will incur expenses in connection with the registration of such Shares.

The Selling Stockholders may dispose of the Shares from time to time through one or more of the means described in the section entitled “Plan of Distribution” beginning on page 4.

Our Common Stock is listed on the New York Stock Exchange under the symbol “ACF.” On May 20, 2008, the last reported sales price of our Common Stock on the New York Stock Exchange was $13.62 per share.

Investing in our securities involves risks, which are described in the Section “ Risk Factors” beginning on page 1.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 23, 2008.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this process, the Selling Stockholders named herein or in an accompanying prospectus supplement, or their transferees, may sell Shares from time to time. Each time any Selling Stockholder sells Shares under the registration statement of which this prospectus is a part, the Selling Stockholder may, as required by applicable law, provide a prospectus and any prospectus supplement containing specific information about the terms of the applicable offering. Such prospectus supplement may add, update or change information contained in this prospectus.

Selling Stockholders may offer the Shares directly, through agents, or to or through underwriters or dealers. A prospectus supplement, if required, may describe the terms of the plan of distribution and set forth the names of any agents, underwriters or dealers involved in the sale of the Shares. See the section entitled “Plan of Distribution.”

You should rely only on the information contained in this prospectus, in an accompanying prospectus supplement, if any, or incorporated by reference herein or therein. We have not authorized, and no Selling Stockholder has authorized, anyone to provide you with information or make any representation that is different. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, and any accompanying prospectus supplement, do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities to which they relate, and this prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or solicitation. You should not assume that the information contained in this prospectus, any accompanying prospectus supplement or any document incorporated by reference herein or therein is correct on any date after the respective dates of the prospectus and such prospectus supplement or supplements, as applicable, even though this prospectus and such prospectus supplement or supplements are delivered or Shares are sold pursuant to the prospectus and such prospectus supplement or supplements at a later date. Since the respective dates of this prospectus and any accompanying prospectus supplement, our business, financial condition, results of operations and prospects may have changed.

i

SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus and the documents incorporated by reference in this prospectus and may not contain all the information you will need in making your investment decision. You should carefully read this entire prospectus and the documents incorporated by reference in this prospectus. You should pay special attention to the “Risk Factors” section of this prospectus and the “Risk Factors” sections in documents incorporated by reference in this prospectus. When used in this prospectus, except where the context otherwise requires, the terms the “Company,” “AmeriCredit,” “we,” “us,” and “our” refer to AmeriCredit Corp. and its subsidiaries. AmeriCredit® and the AmeriCredit logo are trademarks and service marks of AmeriCredit Corp.

AmeriCredit Corp.

We are a leading independent auto finance company that has been operating in the automobile finance business since September 1992. We purchase auto finance contracts without recourse from franchised and select independent automobile dealerships. As used in this prospectus, “loans” include auto finance contracts originated by dealers and purchased by us as well as direct extensions of credit made by us to consumer borrowers. We have predominantly targeted consumers who are typically unable to obtain financing from banks, credit unions and manufacturer captive auto finance companies. Funding for our auto lending activities is obtained primarily through the transfer of loans in securitization transactions. We service our loan portfolio at regional centers using automated loan servicing and collection systems.

We have historically maintained a significant share of the sub-prime market and now also participate in the near-prime and prime sectors of the auto finance industry. We source our business primarily through our relationships with franchised auto dealers, which are maintained through our branch network, marketing representatives (dealer relationship managers) and alliance relationships. We have now expanded our traditional market niche through the acquisition of Bay View Acceptance Corporation in May 2006, which offers specialized auto finance products, including extended term financing and higher loan-to-value advances to consumers with prime credit scores, and our acquisition of Long Beach Acceptance Corp. in January 2007, which offers auto finance products primarily to consumers with near-prime credit bureau scores.

We were incorporated in Texas on May 18, 1988, and succeeded to the business, assets and liabilities of a predecessor corporation formed under the laws of Texas on August 1, 1986. Our predecessor began operations in March 1987, and the business has been operated continuously since that time. Our principal executive offices are located at 801 Cherry Street, Suite 3900, Fort Worth, Texas, 76102 and our telephone number is (817) 302-7000.

RISK FACTORS

Investing in our securities, including our Common Stock, involves significant risks. You should carefully consider and evaluate all of the information contained in this prospectus, any prospectus supplement, and the documents we incorporate herein by reference before you decide to purchase our Common Stock. In particular, you should carefully consider and evaluate the risks and uncertainties described in Item 1A of our Annual Report on Form 10-K for the fiscal year ended June 30, 2007, under the heading “Risk Factors,” as updated by our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2007, December 31, 2007 and March 31, 2008, and any other reports we subsequently file pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that we incorporate by reference in this prospectus as well as those included or incorporated by reference in any prospectus supplement hereto. Any of the risks and uncertainties set forth therein could adversely affect our business, financial condition and/or operating results, which in turn could adversely affect the trading price of our Common Stock being offered by this prospectus. As a result, you could lose all or part of your investment.

Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may impair our business, financial condition and/or operating results. If any of these risks actually occur, our business, financial condition and/or operating results could be adversely affected, which in turn could adversely affect the trading price of our Common Stock being offered by this prospectus. As a result, you could lose all or part of your investment.

FORWARD-LOOKING STATEMENTS

We make, and incorporate by reference, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 throughout this prospectus, including the documents incorporated herein by reference. Whenever you read a statement that is not simply a statement of historical fact (such as when we use words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “may,” “will,” “likely,” “should,” “estimate,” “continue,” “future,” or “anticipate” and other similar statements), you must remember that our expectations may not be correct, even though we believe they are reasonable. We do not guarantee that any future transactions or events described in this prospectus will happen as described or that they will happen at all. You should read this prospectus completely and with the understanding that actual future results may be materially different from what we expect. Whether actual events or results will conform with our expectations and predictions is subject to a number of risks and uncertainties.

All cautionary statements made herein should be read as being applicable to all forward-looking statements wherever they appear. In this connection, investors should consider the risks described herein and should not place undue reliance on any forward-looking statements. You should read carefully the section of this prospectus under the heading “Risk Factors” above.

We assume no responsibility for updating forward-looking information contained or incorporated by reference herein or in other reports we file with the SEC.

USE OF PROCEEDS

The Selling Stockholders will make offers and sales pursuant to this prospectus and any applicable prospectus supplement. We will not receive any of the proceeds of such offerings. The Selling Stockholders will pay any underwriting discounts and commissions and expenses they incur for brokerage, accounting or tax or any other expenses they incur in disposing of the Shares. We will incur certain expenses in connection with the registration with the SEC of the Shares to be sold by the Selling Stockholders and preparation of any applicable prospectus supplement pursuant to the terms of our agreement with the Selling Stockholders, as described below.

We will receive proceeds from the issuance of shares of our Common Stock upon the exercise of the Warrant, to the extent the Warrant is exercised for cash. We intend to use any proceeds from the cash exercise of the Warrant for working capital and other general corporate purposes. The Warrant also contains a “net exercise” provision, by which Selling Stockholders may elect to exercise the Warrant without paying cash. Pursuant to that provision, to the extent the exercise price per share under the Warrant is less than the market price per share at the time of exercise, the exercising holder can acquire shares by surrendering a portion of the shares to be issued upon the exercise of the Warrant as payment of the exercise price, as determined under the terms of the Warrant. If the entire Warrant is exercised for cash, we would receive aggregate gross proceeds of approximately $90.1 million.

SELLING STOCKHOLDERS

On April 15, 2008, we issued the Warrant to Deutsche Bank Securities Inc., an affiliate of Deutsche Bank, AG, pursuant to which the holder or holder of the Warrant may purchase 7,500,000 shares of our Common Stock, on or prior to April 15, 2015 at an exercise price of $12.01 per share. The exercise price and number of shares of our Common Stock issuable upon exercise may be adjusted if events specified in the Warrant occur. Instead of issuing fractional shares upon exercise of the Warrant, we will pay an amount in cash equal to the current market value of the fractional share. The Common Stock offered by this prospectus shall be adjusted to cover any additional securities as may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions. Although we will receive the exercise price of the Warrant to the extent that the Warrant is exercised for cash, we will not receive any proceeds from the sale of the Shares offered by the Selling Stockholders. The Warrant also contains a “net exercise” provision, by which Selling Stockholders may elect to exercise the Warrant without paying cash. The Warrant was issued pursuant to the terms of that certain Forward Purchase Commitment Agreement, dated as of April 15, 2008, by and among AmeriCredit Financial Services, Inc. and AFS Sen Sub Corp. (both subsidiaries of AmeriCredit) and Deutsche Bank AG, Cayman Islands Branch. Other than with respect to the issuance of the Warrant, the entry into of the Forward Purchase Commitment Agreement and for affiliates of the Selling Stockholders performing investment banking and underwriting services, for which they have received customary fees and expenses, the Selling Stockholders have not had any material relationship with us within the past three years.

Pursuant to the Warrant, we agreed to file with the SEC no later than May 30, 2008, a registration statement covering the resale of all of our Common Stock covered by this prospectus pursuant to Rule 415 of the Securities Act. Accordingly, we filed a registration statement on Form S-3, of which this prospectus forms a part, on May 23, 2008, with respect to the resale of these Shares from time to time. In addition, we agreed in the Warrant to use our commercially reasonable efforts to keep the registration statement effective until the Shares of our Common Stock covered by this prospectus have been sold or may be sold without registration or prospectus delivery requirements under the Securities Act, subject to certain restrictions.

The following table sets forth the name and address of each Selling Stockholder, the shares beneficially owned by each Selling Stockholder and the shares that may be disposed of by each Selling Stockholder or its transferees under this prospectus. The information is based on information provided by or on behalf of the Selling Stockholders to us and is as of the date of this prospectus. Because the Selling Stockholders may dispose of all, none or some portion of the Shares, no estimate can be given as to the number of shares that will be held by the Selling Stockholders upon termination of this offering. For purposes of the table below, however, we have assumed that after termination of this offering none of the shares covered by this prospectus will be held by the Selling Stockholders.

The applicable percentages of ownership are based on an aggregate of 115,209,818 shares of our Common Stock issued and outstanding on April 30, 2008. The number of shares beneficially owned by the Selling Stockholders is determined under rules promulgated by the SEC.

	Shares Beneficially Owned Prior to Offering		Number of Shares Being Offered (2)	Shares Beneficially Owned After Offering
	Number (2)	Percent		Number	Percent
Deutsche Bank Securities Inc.(1) 60 Wall Street New York, New York 10005	7,500,000	6.1%	7,500,000	—	—
Any pledgees, assignees, transferees and other successors in interest of the Selling Stockholders(3)	—	—	—	—	—

(1)	Consists of 7,500,000 shares of Common Stock issuable upon exercise of the Warrant.
(2)	Includes shares of Common Stock issuable pursuant to anti-dilution and related provisions of the Warrant. Information concerning the allocation of these Shares to the Selling Stockholders will be set forth in one or more prospectus supplements from time to time, if required.
(3)	Assumes that any pledgees, assignees, transferees and other successors in interest do not beneficially own any of our Common Stock other than Common Stock issuable or issued upon exercise of the Warrant.

Information concerning the Selling Stockholders may change from time to time and any such changed information will be set forth in supplements to this prospectus if and when necessary. The names of any additional Selling Stockholders and information about their holdings and any offering of Shares by them will be set forth in one or more supplements to this prospectus.

PLAN OF DISTRIBUTION

We are registering the Shares on behalf of the Selling Stockholders to permit the resale of these Shares of Common Stock by the Selling Stockholders from time to time after the date of this prospectus. The Selling Stockholders may offer the shares through agents, to or through underwriters, through broker-dealers (acting as agent or principal), through a specific bidding or auction process or otherwise, through a combination of any such methods or through any methods described in a prospectus supplement.

We will not receive any of the proceeds from such sales. We have agreed to bear all other costs, fees and expenses incurred in effecting the registration of the Shares covered by the registration statement of which this prospectus is a part, however, we will not bear the costs of any underwriting discounts and commissions and expenses that the Selling Stockholders incur for brokerage, accounting or tax or legal services or any other expenses they incur in disposing of the Shares. The aggregate proceeds to the Selling Stockholders from the sale of the Shares offered by them will be the purchase price of the Shares, less any discounts or commissions. Each of the Selling Stockholders reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of Shares to be made directly or through agents.

The Selling Stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling Shares or interests in Shares received after the date of this prospectus from a Selling Stockholder as a gift, pledge or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their Shares or interests in Shares on any stock exchange, market or trading facility on which the Common Stock is traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The consideration may be in cash or another form negotiated by the parties. The compensation may be in the form of discounts, concessions or commissions to be received from the Selling Stockholders or from the purchasers of the Shares.

The Shares covered by the registration statement of which this prospectus is a part may be sold by one or more of, or a combination of, the following methods, to the extent permitted by applicable law:

•	on the New York Stock Exchange or any national securities exchange or quotation service on which the Common Stock may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions other than on these exchanges or systems or in the over-the-counter market;

•	in ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	in block trades in which the broker-dealer will attempt to sell the Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	in purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	in an exchange distribution in accordance with the rules of the applicable exchange;

•	in privately negotiated transactions;

•	in put or call option transactions or through short sales of Shares;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	in transactions that may involve crosses or block transactions;

•	in transactions where broker-dealers may agree with the Selling Stockholders to sell a specified number of Shares at a stipulated price per Share;

•	a combination of any such methods of sale; or

•	in any other method permitted by applicable law.

The Selling Stockholders are not required to sell any Shares covered by this prospectus and may transfer these Shares by other means not described in this prospectus. Each Selling Stockholder may sell all, some or none of the Shares covered by this prospectus or interests therein.

The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell Shares, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer Shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of Shares or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Shares in the course of hedging the positions they assume. Unless otherwise prohibited by law, the Selling Stockholders may also sell Shares short and deliver these securities to close out their short positions, or loan or pledge Shares to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Shares covered by this prospectus, which Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Any Selling Stockholder and any broker-dealers, agents or underwriters that participate with that Selling Stockholder in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act, in which event any commissions received by these broker-dealers, agents or underwriters and any profits realized by the Selling Stockholder on the resales of the securities may be deemed to be underwriting commissions or discounts under the Securities Act. If any Selling Stockholder is deemed to be an underwriter, such Selling Stockholder may be subject to certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. In addition, because a Selling Stockholder may be deemed an “underwriter” within the meaning of Section 2(11) of the Securities Act, such Selling Stockholder will be subject to the prospectus delivery requirements of the Securities Act.

Agents may from time to time solicit offers to purchase the Shares. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the Shares. Unless otherwise indicated in a prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

If underwriters are used in a sale, the Shares will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. The Shares may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of the Shares, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and the applicable prospectus supplement will be used by the underwriters to resell the Shares.

If a dealer is used in the sale of the Shares, the Selling Stockholders or an underwriter will sell the Shares to the dealer, as principal. The dealer may then resell the Shares to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

Any Shares covered by the registration statement of which this prospectus is a part that qualify for sale in reliance on Rule 144 under the Securities Act may be sold in reliance on Rule 144 rather than pursuant to this prospectus.

Any Selling Stockholder and any other person participating in a distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations under that statute, including, without limitation, possibly Regulation M. This may limit the timing of purchases and sales of any of the Shares by a Selling Stockholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the Shares. All of the foregoing may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

In order to comply with the securities laws of some states, if applicable, the Shares may be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

To the extent required, the Shares to be sold, the names of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if necessary, a post-effective amendment to the registration statement of which this prospectus forms a part.

We have agreed with the Selling Stockholders to use commercially reasonable efforts to keep the registration statement of which this prospectus constitutes a part current.

Once sold under the registration statement of which this prospectus forms a part, the Shares will be freely tradable in the hands of persons other than our affiliates.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus and any accompanying prospectus supplement do not contain all of the information set forth in the registration statement of which this prospectus forms a part and in the exhibits and schedules to such registration statement. For further information with respect to our company and the securities registered hereby, reference is made to the registration statement, including the exhibits and schedules to the registration statement, and the documents incorporated by reference therein. Statements contained in this prospectus and any accompanying prospectus supplement as to the contents of any contract or other document referred to in, or incorporated by reference in, this prospectus and any accompanying prospectus supplement are not necessarily complete and, where that contract or other document is an exhibit to the registration statement, or a document incorporated by reference, each statement is qualified in all respects by the exhibit to which the reference relates.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined without charge at the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0330. Copies of all or a portion of the documents we file with the SEC can be obtained from the public reference room of the SEC upon payment of prescribed fees. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are available to you on the SEC’s website at http://www.sec.gov.

The SEC allows us to “incorporate by reference” in this prospectus certain information we file with the SEC, which means that we may disclose important information in this prospectus by referring you to the document that contains the information. The information incorporated by reference is considered to be a part of this prospectus, and the information we file later with the SEC will automatically update and supersede the information filed earlier. We incorporate by reference the documents listed below (and any amendments thereto) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering of the Shares covered by this prospectus is completed; provided, however, that we are not incorporating by reference any documents or information, including parts of documents that we file with the SEC, that are deemed to be furnished and not filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended June 30, 2007 filed with the SEC on August 29, 2007;

•

our Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2007, December 31, 2007 and March 31, 2008, filed with the SEC on November 11, 2007, February 11, 2008, and May 9, 2008, respectively;

•

• our Current Reports on Form 8-K filed with the SEC on July 5, 2007, July 19, 2007, August 8, 2007, August 17, 2007, August 29, 2007, September 7, 2007, October 24, 2007, January 22, 2008, February 6, 2008, March 4, 2008, April 4, 2008, April 17, 2008 and April 24, 2008, respectively; and

•

the description of our Common Stock as set forth in our registration statement filed under Section 12 of the Exchange Act on Form 8-A on October 4, 1989, including any amendment or report filed with the SEC for the purpose of updating such description.

You may obtain copies of any of these filings by contacting us at the address and phone number indicated below or by contacting the SEC as described above. Documents incorporated by reference are available from us at no cost, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus, by requesting them in writing, by telephone or via the Internet at:

AmeriCredit Corp.

801 Cherry Street, Suite 3900

Fort Worth, TX 76102

(817) 302-7000

Attn: J. Michael May, Esq.,

Executive Vice President and

Chief Legal Officer

Internet Website: www.americredit.com

The information contained on our website does not constitute a part of the registration statement of which this prospectus is a part, and our website address supplied above is intended to be an inactive textual reference only and not an active hyperlink to our Internet website.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the registration statement of which this prospectus forms a part to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. In no event will any information that we disclose under Item 2.02 or Item 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC be incorporated by reference into, or otherwise become a part of, the registration statement of which this prospectus forms a part. Any statement contained in a document that is deemed to be incorporated by reference or deemed to be part of the registration statement of which this prospectus forms a part after the most recent effective date may modify or replace existing statements contained herein. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the registration statement of which this prospectus forms a part.

LEGAL MATTERS

Hunton & Williams LLP, Dallas, Texas has passed upon certain legal matters in connection with the Shares covered by this prospectus.

EXPERTS

The consolidated financial statements as of and for the year ended June 30, 2007, and management’s report on the effectiveness of internal control over financial reporting as of June 30, 2007, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended June 30, 2007, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended June 30, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

Securities and Exchange Commission filing fee	$4,038.10
Accounting fees and expenses	10,000.00
Legal fees and expenses	25,000.00
Printing and engraving fees	5,000.00

Total expenses	$44,038.10

All of the above fees and expenses will be paid by the registrant. Other than the SEC filing fee, all fees and expenses are estimated.

Item 15.	Indemnification of Directors and Officers.

(a) The articles of incorporation, as amended to date (the “Articles of Incorporation”), of AmeriCredit Corp. (the “Company”), together with its bylaws, provide that the Company shall indemnify officers and directors, and may indemnify its other employees and agents, to the fullest extent permitted by law. The laws of the State of Texas permit, and in some cases require, corporations to indemnify officers, directors, agents and employees who are or have been a party to or are threatened to be made a party to litigation against judgments, fines, settlements and reasonable expenses under certain circumstances.

(b) The Company has also adopted provisions in its Articles of Incorporation that limit the liability of its directors to the fullest extent permitted by the laws of the State of Texas. In addition, the Company has entered into indemnification agreements with its directors. Under the Company’s Articles of Incorporation, and as permitted by the laws of the State of Texas, a director is not liable to the Company or its shareholders for breach of fiduciary duty. Such limitation does not affect liability for: (i) a breach of the director’s duty of loyalty to the Company or its shareholders or members; (ii) an act or omission not in good faith that constitutes a breach of duty of the director to the Company or an act or omission that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director’s office; or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16.	Exhibits.

Exhibit Number	Description

4.1	Forward Purchase Commitment Agreement, dated April 15, 2008, among AmeriCredit Financial Services, Inc., AFS Sen Sub Corp. and Deutsche Bank AG, Cayman Islands Branch (incorporated by reference to Exhibit 10.1 of the registrant’s Current Report on Form 8-K, dated April 15, 2007, filed with the SEC)

4.2	Warrant, dated as of April 15, 2008, issued by AmeriCredit Corp. to Deutsche Bank Securities Inc. (incorporated by reference to Exhibit 10.2 of the registrant’s Current Report on Form 8-K, dated April 15, 2008, filed with the SEC)

5.1	Opinion of Hunton & Williams LLP as to the legality of the securities being registered

23.1	Consent of Hunton & Williams LLP (included in Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP

23.3	Consent of PricewaterhouseCoopers LLP

24.1	Power of Attorney (included in signature page to registration statement)

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fort Worth, Texas on May 23, 2008.

AMERICREDIT CORP.

By:	/s/ Daniel E. Berce
Daniel E. Berce
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Daniel E. Berce, Chris A. Choate and J. Michael May, or each of them individually, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for and in such person’s name, place and stead, in the capacities indicated below, to sign this registration statement on Form S-3 of AmeriCredit Corp. and any and all amendments (including post-effective amendments) thereto, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might, or could, do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ CLIFTON H. MORRIS, JR.	Director and Chairman of the Board	May 23, 2008
Clifton H. Morris, Jr.

/S/ DANIEL E. BERCE	Director, President and Chief Executive Officer (Principal Executive Officer)	May 23, 2008
Daniel E. Berce

/S/ CHRIS A. CHOATE	Executive Vice President, Chief Financial Officer and Treasurer (Chief Accounting Officer)	May 23, 2008
Chris A. Choate

/S/ JOHN R. CLAY	Director	May 23, 2008
John R. Clay

/S/ IAN M. CUMMING	Director	May 23, 2008
Ian M. Cumming

/S/ A.R. DIKE	Director	May 23, 2008
A.R. Dike

/S/ JAMES H. GREER	Director	May 23, 2008
James H. Greer

/S/ DOUGLAS K. HIGGINS	Director	May 23, 2008
Douglas K. Higgins

/S/ KENNETH H. JONES, JR.	Director	May 23, 2008
Kenneth H. Jones, Jr.

/S/ JUSTIN R. WHEELER	Director	May 23, 2008
Justin R. Wheeler

EXHIBIT INDEX

Exhibit Number	Description

4.1	Forward Purchase Commitment Agreement, dated April 15, 2008, among AmeriCredit Financial Services, Inc., AFS Sen Sub Corp. and Deutsche Bank AG, Cayman Islands Branch (incorporated by reference to Exhibit 10.1 of the registrant’s Current Report on Form 8-K, dated April 15, 2007, filed with the SEC)

4.2	Warrant, dated as of April 15, 2008, issued by AmeriCredit Corp. to Deutsche Bank Securities Inc. (incorporated by reference to Exhibit 10.2 of the registrant’s Current Report on Form 8-K dated, April 15, 2008, filed with the SEC)

5.1	Opinion of Hunton & Williams LLP as to the legality of the securities being registered

23.1	Consent of Hunton & Williams LLP (included in Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP

23.3	Consent of PricewaterhouseCoopers LLP

24.1	Power of Attorney (included in signature page to registration statement)